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                                                                   EXHIBIT 10.11

                              AMENDED AND RESTATED
                             SPLIT-DOLLAR AGREEMENT

         AGREEMENT (this "Agreement"), dated as of August 1, 2001, by and between CONCORD EFS, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Corporation"), with the corporate headquarters located at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133, and EDWARD T. HASLAM, an individual resident of the State of Pennsylvania (hereinafter called the "Owner").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation and the Owner entered into that certain Split-Dollar Agreement, dated as of August 1, 2000 (the "2000 Agreement"), which provided for a "split-dollar" arrangement with respect to a particular life insurance policy identified in the 2000 Agreement (the "2000 Policy");

         WHEREAS, pursuant to Section 8.4 of the 2000 Agreement, the Corporation and the Owner wish to amend and restate the 2000 Agreement to provide for additional insurance coverage on the Owner's life to be owned by the Owner thereunder;

         WHEREAS, the Owner continues to be a valued officer and employee of the Corporation and the Corporation desires to retain him in such capacities;

         WHEREAS, as an inducement to such continued employment, the Corporation desires to assist the Owner with his personal life insurance program by entering into this Agreement with the Owner;

         WHEREAS, the Corporation has determined that this assistance can best be provided under a "split-dollar" arrangement and the Owner has, under the 2000 Agreement, applied for

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Insurance Policy No. 1Y000488 (the "2000 Policy") issued by The New England Life
Insurance Company (the "Insurer") in the face amount of $1,249,766 on the Owner's life;

         WHEREAS, the Owner has, under this Agreement, applied for Insurance Policy No. 1Y200628 (the "2001 Policy," and collectively with the 2000 Policy, the "Policy") issued by the Insurer in the face amount of $5,381,621 on Owner's Life; and

         WHEREAS, the Corporation and the Owner agree that the Policy shall be subject to this Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Corporation and the Owner hereby mutually covenant and agree as follows:

Section 1.  Purchase of the 2001 Policy and Term of Funding Period

         1.1 The Owner has previously purchased the 2000 Policy subject to the 2000 Agreement. The Owner will purchase the 2001 Policy contemporaneously with the execution of this Agreement. The Corporation and the Owner agree that (i) they will take all necessary actions to cause the 2001 Policy to be issued to the Owner and cause the Policy to conform to the terms of this Agreement, and
(ii) the Policy will be subject to the terms and conditions of this Agreement and the Collateral Assignment, as that term is defined in Section 3.2 hereof.

         1.2 The term during which the Corporation will fund the 2000 Policy under this Agreement shall commence on August 1, 2000 and shall end on the earlier of August 1, 2010, and the term during which the Corporation will fund the 2001 Policy under this Agreement shall commence on August 1, 2001, and shall end on the earlier of August 1, 2011, respectively, or the normal retirement date of the Owner, whichever shall first occur (collectively, the "Term"). For purposes of this Section 1.2, the term "normal retirement date" means the latter of (i) the date of

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the 65th birthday of the Owner or (ii) the date of the tenth anniversary of the date of hire of the Owner by the Corporation.

Section 2. Payment of Premiums and Information Reporting

         2.1 During the Term, the Corporation agrees to pay all premiums due on the Policy to the Insurer pursuant to the terms of the Policy, provided, however, that the Corporation agrees to pay an amount to the Insurer on the 2000 Policy not to exceed $75,000 per year and on the 2001 Policy not to exceed $250,000 per year. The Corporation shall, upon request of the Owner, promptly furnish the Owner evidence of timely payment of such premiums.

         2.2 During the Term, in order to facilitate the payment of premiums on the Policy, it is agreed that the Corporation (a) annually forward on a timely basis the amount of premium required under this Agreement and pursuant to the terms of the Policy to the Insurer, and (b) annually furnish the Owner information concerning the economic benefit reportable by the Owner as gross income for federal income tax purposes.

         2.3 The Corporation and the Owner believe that neither the 2000 Agreement and the 2000 Policy nor this Agreement and the 2001 Policy are subject to Internal Revenue Notice 2001-10, 2001-5 IRB 459 (the "Notice"). Notwithstanding the foregoing, if the parties hereto later determine that either the 2000 Policy or the 2001 Policy are subject to the Notice, or the Internal Revenue Service issues further guidance concerning the federal income taxation of split-dollar arrangement subsequent to the date of this Agreement, the Corporation and the Owner reserve the right to amend, restate and modify the Agreement pursuant to such further guidance.

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Section 3.  Policy Ownership and Repayment of Premium Payments

         3.1 The Owner shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be expressly provided herein. All incidents of ownership in the Policy are expressly retained by the Owner, including, as example and not as a limitation of the foregoing, the right to change the beneficiary of the Policy, the right to borrow on the security of the Policy (but only to the extent of the difference between (a) the cash value of the Policy and (b) the cumulative amount of the Corporation's interest in the Policy in excess of the amount of all outstanding prior loans to the Corporation made against the Policy); the right to pledge or assign his interest in the Policy for such loans or advances; the right, in the event of a termination of this Agreement, to realize against the cash value of the Policy (to the extent such cash value exceeds the Corporation's interest therein); the right, in the event of the Employee's death (as defined in Section 8.2 hereof), to exercise settlement options and realize against the proceeds of the Policy to the extent said proceeds exceed the Corporation's interest in the Policy; and the right, subject to the interest of the Corporation to be reimbursed for its interest in the Policy, to surrender or cancel the Policy. The Owner has the right to assign his ownership rights to any person or entity he, in his absolute discretion, chooses, but such an assignment will be subject to the Collateral Assignment, as that term is defined in Section 3.2 hereof, to the Corporation.

         3.2 Except as may otherwise be expressly provided herein, the Corporation shall have no rights, interests or privileges of ownership in the Policy. To secure the repayment to the Corporation of the amount equal to the aggregate premiums paid by it as of the date of the Employee's death (as defined in Section 8.2 hereof) reduced by the sum of (i) any amounts previously received by the Corporation from or to the credit of the Owner as a repayment of the

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liabilities created hereunder and (ii) any outstanding indebtedness incurred by the Corporation and owed to the Insurer which was secured by the Policy, including interest accrued thereon, the Owner has, contemporaneously herewith, assigned an interest in the Policy to the Corporation as collateral (the "Collateral Assignment"), substantially in the form attached hereto as Exhibit A, which gives the Corporation the limited power to enforce its right to
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be repaid the amount due the Corporation under this Agreement. The Corporation may neither have nor exercise any right as collateral assignee of the Policy that could in any way defeat or impair the Owner's right to receive the net cash surrender value of the Policy decreased by any outstanding Policy loans to him on the death benefit proceeds of the Policy in excess of the amount due the Corporation under this Agreement. The Collateral Assignment shall not be terminated, altered or amended by the Owner without the express prior written consent of the Corporation, except that the Owner may assign his ownership rights to a third party, subject to the Collateral Assignment, as provided in
Section 3.1 hereof.

         3.3 The Owner will not exercise any right under the Policy without first giving the Corporation written notice of the Owner's intention to exercise such right; provided, however, that a change of beneficiary having no effect on the Corporation's status as a beneficiary shall not require such notice. The Owner shall take no action with respect to the Policy that would in any way compromise or jeopardize the Corporation's right to be repaid the amount due the Corporation under Section 4.l(b) hereof, without the Corporation's express written consent.

         3.4 The Corporation may not, without the prior written consent of the Owner, exercise its rights under the Policy, including, but not limited to, the transfer or assignment of its interest in the Policy to any person or entity as collateral.

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     3.5  (a)  Within 60 days following the date of the termination of this
Agreement under Section 5 hereof, the Owner shall repay to the Corporation the lesser of (a) the amount due the Corporation under Section 4.l(b) hereof, or (b) the cash surrender value of the Policy plus the amount of any outstanding Policy loans to the Owner, each determined as of the date of the termination of this Agreement. Upon receipt of such amount, the Corporation shall release the Collateral Assignment of the Policy, by the execution and delivery of an appropriate instrument of release and shall be removed as beneficiary under the Policy.

     (b) If the Owner fails to repay the Corporation the amount specified in
Section 3.5(a) within the 60 day period referenced therein, the Owner shall execute any and all instruments that may be required to vest ownership of the Policy in the Corporation. Thereafter, the Owner shall have no further interest in, or rights under, the Policy, or rights under this Agreement.

Section 4.  Split of Death Benefit Proceeds

     4.1 At the earliest time the life insurance proceeds become payable under the Policy, the Corporation and the Owner agree the Corporation and the personal representative of the Owner or the beneficiary or beneficiaries designated on the Policy by the Owner if other than the estate of the Owner, as the case may be, shall promptly take all action necessary to obtain payment of the death benefit provided under the Policy from the Insurer of the amount payable under the Policy, and payment of such death benefit will be divided and paid as follows:

          (a) The beneficiary or beneficiaries designated on the Policy by the Owner as then in effect under the Policy shall receive an amount of such death benefit payment equal to the product obtained by multiplying an amount equal to $300,000, plus 3% per annum beginning with the year 2001, times a factor of 5.0; and

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          (b) The Corporation, as collateral assignee under the Collateral
     Assignment, shall receive an amount of such death benefit payment equal to the aggregate premiums paid by it under this Agreement, but not to exceed an amount equal to the balance of the payment of such death benefit, if any.

     4.2 It is agreed and understood that receipt by the Corporation of any death benefit proceeds as a beneficiary under the Policy shall be considered a repayment of the Corporation's premium payments under Section 4.l(b) hereof to the extent of such proceeds.

Section 5.  Termination of Agreement

     Notwithstanding anything to the contrary herein, this Agreement shall terminate on the first to occur of the following:

          (a) Express cancellation of this Agreement by the Owner upon ninety
     (90) days written notice to the Corporation;

          (b) Lapse or termination of the Policy after mutual written consent of the Owner and the Corporation to such lapse or termination; or


          (c) Termination of the Owner's employment by the Corporation (other than by reason of his death, disability or attaining normal retirement age).

Section 6.  Employee Retirement Income Security Act of 1974

     6.1 For the purpose of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Corporation will be the named fiduciary (the "Named Fiduciary") and the plan administrator (the "Plan Administrator") of the split-dollar life insurance arrangement created by this Agreement (the "Plan") for which this Agreement is hereby designated the written plan instrument.

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     6.2 The Corporation's Board of Directors may authorize a person or group of persons to fulfill the responsibilities of the Corporation as Plan
Administrator. The Named Fiduciary or the Plan Administrator may employ others to render advice with regard to its responsibilities under the Plan. The Named Fiduciary may also allocate fiduciary responsibilities to others and may exercise any other powers necessary for the discharge of its duties, to the extent such exercise is not in conflict with ERISA.

     6.3 The following claims procedures shall control the determination of benefit payments under the Plan:

          (a) Filing of a Claim for Benefits. Any insured, beneficiary or other
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     individual ("Claimant") entitled to benefits under the Plan or under the
     Policy will file a claim request with the Insurer with respect to such benefits (the "Claim for Benefits"). The Plan Administrator will, upon written request of a Claimant, make available copies of any claim forms or instructions provided by the Insurer or advise the Claimant where copies of such forms or instructions may be obtained.

          (b) Denial of Claim. A Claim for Benefits will be denied if the
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     Insurer determines that the Claimant is not entitled to receive such benefits. Notice of denial shall be furnished to the Claimant within a reasonable period of time after receipt of the Claim for Benefits by the Insurer.

          (c) Content of Notice. The Insurer shall provide to every Claimant who
              -----------------
     is denied a Claim for Benefits written notice setting forth, in a manner calculated to be understood by the Claimant, the following:

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               1. The specific reason or reasons for the denial;

               2. Specific reference to pertinent Plan provisions on which the denial is based;

               3. A description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

               4. An explanation of the Plan's Claim Review Procedure as set forth below.

          (d) Claim Review Procedure. The purpose of the Claim Review Procedure
              ----------------------
     is to provide a method by which a Claimant may have a reasonable opportunity to appeal a denial of a Claim for Benefits to the Insurer for a full and fair review. To accomplish that purpose, the Claimant or his duly authorized representative:

               1. May request a review upon written application to the Insurer;

               2. May review pertinent Plan documents; and

               3. May submit issues and comments in writing to the Insurer.

     A Claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Insurer at any time within 60 days after receipt by the Claimant of written notice of the denial of his Claim for Benefits.

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          (e) Decision on Review. A decision on review of a denied Claim for
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     Benefits shall be made in the following manner:

              1. The decision on review shall be made by the Insurer, who may in its discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than 60 days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

              2. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

Section 7.  Reorganization

     7.1 Nothing contained in this Agreement shall prevent any consolidation or merger of the Corporation with or into any other corporation or corporations (whether or not affiliated with the Corporation, or successive consolidations or mergers in which the Corporation or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Corporation to any other corporation (whether or not affiliated with the Corporation) authorized to acquire and operate the same and which shall be organized under the laws of a State of the

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United States or the District of Columbia; provided, however, and the
Corporation hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Corporation shall be expressly assumed, by written instrument executed and delivered to the Owner, by the corporation or corporations (if other than the Corporation) formed by such consolidation, or into which the Corporation shall have been merged, or by the corporation or corporations which shall have acquired or leased such property.

     7.2 In case of any such consolidation, merger, sale, conveyance or lease, and upon the assumption, as provided in Section 7.1 above, by the successor corporation of the due and punctual performance and observance of all covenants and conditions of this Agreement to be performed by the Corporation, such successor corporation shall succeed to and be substituted for the Corporation with the same effect as it had been named herein as the "Corporation". In the event of any such consolidation, merger, sale, conveyance or lease, the party named as the "Corporation" in this Agreement or any successor which shall thereafter have become such in the manner prescribed in Section 7.1 above may be dissolved, wound-up and liquidated at any time thereafter and such party shall be released from its liabilities and obligations under this Agreement.

     7.3 Except as provided in Section 7.2 above, upon any distribution of assets of the Corporation, upon any dissolution, winding up, total or partial liquidation of the Corporation, voluntary or involuntary, or upon any reorganization or similar proceeding relating to the Corporation or any of its property, whether, bankruptcy, insolvency or receivership proceedings, or upon a general assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Corporation (each a "Winding Up"), the Corporation shall, prior to the

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taking of any corporate action in furtherance of any Winding Up, set aside in trust, irrevocably, for the benefit of the Owner, sufficient funds to satisfy all then-remaining obligations and liabilities of the Corporation under this Agreement; and if such trust is not established for the benefit of the Owner, then, upon any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, an amount sufficient to satisfy such obligations and liabilities shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Owner in satisfaction of the Corporation's obligations and liabilities hereunder.

Section 8. Miscellaneous Provisions

     8.1 This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee applied without giving effect to any conflicts-of-law principles.

     8.2 For purposes of this Agreement, the phrases, "Employee dies", "Employee's death" or the "death of the Employee", mean the death of the Owner.

     8.3 This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision hereof restrict the right of the Corporation to discharge the Owner, or restrict the right of the Owner to terminate employment.

     8.4 This Agreement sets forth the entire agreement among the parties concerning the subject matter hereof, and any amendment or discharge will be made only in writing. This Agreement is binding on, enforceable by and against and shall benefit the parties, their legal representatives, successors and assigns. No beneficiary under the Policy shall obtain any vested right to have this Agreement continued in full.

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     8.5  (a)  Notwithstanding the provisions of this Agreement, any life insurance company which has issued a policy of insurance which is subject to the provisions of this Agreement, including, but not limited to, the Insurer and the Policy, is hereby authorized to act in accordance with the terms of such policy as if this Agreement did not exist, and the payment or other performance of its contractual obligations by any such insurance company, in accordance with the terms of any such policy, shall completely discharge such insurance company from all claim, suits and demands of all persons whatsoever.

     (b) Notwithstanding Section 6 hereof, the Insurer is not deemed a party to this split-dollar arrangement, is not bound by the split-dollar arrangement, or deemed to have notice of the provisions of this split-dollar arrangement. Rather, the Insurer will be bound only by the provisions of and endorsements on the Policy, and any payments made or actions taken by it in accordance with said provisions or endorsements will fully discharge it from all claims, suits and demands of all persons whatsoever.

     8.6 Whenever possible each provision of this Agreement is to be interpreted in a manner as to be effective and valid under applicable law, but if any provision is prohibited or invalid under applicable law, that provision will be ineffective to the extent of the prohibition or invalidity, without invalidating the remainder of the provisions or the remaining portions of this Agreement. To the extent permitted by law, the parties waive any provision of the law that renders a provision contained in this Agreement prohibited or unenforceable in any respect.

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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and affixed their seals as of the date first above written.

                                 CONCORD EFS, INC.


                                 By:     /s/ Dan M. Palmer
                                       -----------------------------------------
                                 Its:    Chairman & CEO
                                       -----------------------------------------

                                            /s/ Edward T. Haslam          (L.S.)
                                           -------------------------------
                                                EDWARD T. HASLAM

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